EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-172521, 333-156282 and 333-161992 on Form S-3 and 333-179241 and 333-145014 on Form S-8 of BBCN Bancorp, Inc. (formerly known as Nara Bancorp, Inc.) of our report dated March 13, 2012, relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

Sherman Oaks, California

March 13, 2012